Exhibit 99.1

Hain Celestial Reports Second Quarter Fiscal Year 2022 Financial Results

Second Quarter Adjusted Net Sales Growth at the High End of Original Guidance

Second Quarter Adjusted EBITDA Consistent with Mid-January Pre-Announcement

Second Quarter GAAP EPS of $0.33; Adjusted EPS of $0.36

Reaffirms Full Year Adjusted Net Sales Growth Guidance; Updates Full Year Adjusted EBITDA Guidance

Lake Success, NY, February 3, 2022—The Hain Celestial Group, Inc. (Nasdaq: HAIN) (“Hain Celestial”, “Hain” or the “Company”), a leading organic and natural products company with operations in North America, Europe, Asia and the Middle East providing consumers with A Healthier Way of Life®, today reported financial results for the second quarter ended December 31, 2021.

Mark L. Schiller, Hain Celestial’s President and Chief Executive Officer, commented, “Our second quarter results delivered adjusted net sales growth consistent with initial guidance, behind strong U.S. consumption growth, despite industry-wide labor and supply chain challenges. We have utilized aggressive pricing and productivity to offset most of the cost headwinds and have revised guidance to reflect the expectation of accelerating topline growth in the second half of the year and continued elevated supply chain costs and disruptions. We believe that many of these costs will abate over time and remain very focused on our Hain 3.0 strategy as we pivot toward becoming a high growth and highly profitable global health and wellness company.”

FINANCIAL HIGHLIGHTS*

Summary of Second Quarter Results from Continuing Operations
•Net sales decreased 10% to $476.9 million compared to the prior year period.
•When adjusted for foreign exchange, acquisitions, divestitures and discontinued brands, net sales decreased 2% compared to the prior year period.
•Gross margin of 24.6% was flat compared to the prior year period.
•Adjusted gross margin of 24.6%, a 74 basis point decrease from the prior year period.
•Operating income of $32.0 million compared to $13.0 million in the prior year period.
•Adjusted operating income of $45.7 million compared to $48.1 million in the prior year period.
•Net income of $30.9 million compared to $2.2 million in the prior year period.
•Adjusted net income of $34.3 million compared to $34.7 million in prior year period.
•Adjusted EBITDA of $59.3 million compared to $62.2 million in the prior year period.
•Adjusted EBITDA margin of 12.4%, a 66 basis point increase compared to the prior year period.
•Earnings per diluted share (“EPS”) of $0.33 compared to $0.02 in the prior year period.
•Adjusted EPS of $0.36 compared to $0.34 in the prior year period.
•Repurchased 2.0 million shares, or 2.1% of the outstanding common stock, at an average price of $44.31 per share.

___________________________________________________
* Notes:
(1) The results contained in this press release are presented with the Tilda operating segment being treated as discontinued operations. Unless otherwise noted, all results included in this press release are from continuing operations.
(2) This press release includes certain non-GAAP financial measures, which are intended to supplement, not substitute for, comparable GAAP financial measures. Reconciliations of non-GAAP financial measures to GAAP financial measures and other non-GAAP financial calculations are provided in the tables included in this press release.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

SEGMENT HIGHLIGHTS FROM CONTINUING OPERATIONS

The Company operates under two reportable segments: North America and International.

North America
North America net sales in the second quarter were $275.0 million, a decrease of 3% compared to the prior year period. When adjusted for foreign exchange, acquisitions, divestitures and discontinued brands, net sales increased 1% from the prior year period mainly due to stronger sales in the snacks category.

Segment gross profit in the second quarter was $67.7 million, a 13% decrease from the prior year period. Adjusted gross profit was $67.9 million, a decrease of 16% from the prior year period. Gross margin was 24.6%, a 310 basis point decrease from the prior year period, and adjusted gross margin was 24.7%, a 380 basis point decrease from the prior year period. The decrease was mainly driven by higher cost of sales, including delivery and warehouse expenses in the United States operating segment.

Segment operating income in the second quarter was $27.2 million, a 16% decrease from the prior year period. Adjusted operating income was $29.0 million, an 18% decrease from the prior year period.

Adjusted EBITDA in the second quarter was $33.3 million, a 16% decrease from the prior year period. As a percentage of sales, North America adjusted EBITDA margin was 12.1%, a 190 basis point decrease from the prior year period.

International
International net sales in the second quarter were $201.9 million, a decrease of 18% compared to the prior year period. When adjusted for foreign exchange, divestitures and discontinued brands, net sales decreased 6% compared to the prior year period mainly due to a decline in the Europe operating segment, partially offset by an increase in sales in the Ella's Kitchen UK operating segment.

Segment gross profit in the second quarter was $49.6 million, a 4% decrease from the prior year period. Adjusted gross profit was $49.4 million, a decrease of 7% from the prior year period. Gross margin was 24.6%, a 350 basis point increase from the prior year period, and adjusted gross margin was 24.5%, a 280 basis point increase from the prior year period. The decrease in gross profit was mainly due to the aforementioned decrease in sales compared to the prior year period. The improvement in gross margin was driven by the divestiture of the fruit business in the third quarter of fiscal year 2021 and the implementation of productivity initiatives, partially offset by inflationary pressures.

Segment operating income in the second quarter was $27.4 million, compared to a loss of $2.7 million in the prior year period. Adjusted operating income was $27.8 million, an increase of 11% from the prior year period. The increase in operating income reflects non-recurring impairment charges associated with the fruit business that were recognized in the prior year period. Additionally, there were lower selling, general and administrative expenses mainly driven by lower labor-related expenses compared to the prior year period.

Adjusted EBITDA in the second quarter was $34.3 million, a 7% increase from the prior year period. As a percentage of sales, International adjusted EBITDA margin was 17.0%, a 390 basis point increase from the prior year period.

CAPITAL MANAGEMENT

The Company is announcing today that its Board of Directors has approved an additional $200 million share repurchase authorization. Share repurchases under this authorization will commence after the Company’s existing $300 million authorization is fully utilized. The extent to which the Company repurchases its shares and the timing of such repurchases will be at the Company’s discretion and will depend upon market conditions and other corporate considerations. Repurchases may be made from time to time in the open market, pursuant to pre-set trading plans, in private transactions or otherwise.

During the second quarter of fiscal year 2022, the Company repurchased 2.0 million shares, or 2.1% of the outstanding common stock, at an average price of $44.31 per share for a total of $89.8 million, excluding commissions. As of December 31, 2021, the Company had $117.0 million remaining under its $300 million authorization, prior to the approval of the additional $200 million authorization.

AMENDED AND RESTATED CREDIT AGREEMENT

In the second quarter, the Company refinanced its revolving credit facility by entering into a Fourth Amended and Restated Credit Agreement, which provides for senior secured financing of $1.1 billion in the aggregate, consisting of (1) $300 million in aggregate principal amount of term loans maturing in five years and (2) an $800 million senior

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

secured revolving credit facility which is comprised of a $440 million U.S. revolving credit facility and $360 million global revolving credit facility. Both the term loans and revolving credit facility mature on December 22, 2026.

ACQUISITION OF PARMCRIPS® AND THINSTERS®

On December 28, 2021, the Company completed its acquisition of That’s How We Roll from Clearlake Capital Group. That’s How We Roll is the producer and marketer of ParmCrisps® and Thinsters®, two fast-growing brands offering simple and delicious, better-for-you snacks. Consideration for the transaction consisted of cash, net of cash acquired, totaling $261 million, subject to an adjustment for working capital. Of the total consideration, $255 million was paid at closing, with the remaining $6 million payable during the third quarter of fiscal year 2022.

FISCAL YEAR 2022 GUIDANCE

The Company updates its guidance for full fiscal year 2022 compared to fiscal year 2021 and now expects:
•Low single digit adjusted net sales growth consistent with prior guidance,
•Modest adjusted gross margin reduction, and
•Adjusted EBITDA approximately flat versus prior year.

Notes: Adjusted net sales is defined as adjusted for the impact of foreign currency changes, acquisitions, divestitures and discontinued brands. All references in this “Fiscal Year 2022 Guidance” section to growth or declines in adjusted net sales or adjusted EBITDA compared to a prior period represent percentage growth or percentage decline.

Contacts:
Investor Relations:
Chris Mandeville and Anna Kate Heller
ICR
hain@icrinc.com

Media:
Robin Shallow
robin@robincomm.com

Conference Call and Webcast Information
Hain Celestial will host a conference call and webcast today at 8:30 AM Eastern Time to discuss its results and business outlook. Investors interested in participating in the live call can dial 877-407-9716 from the U.S. and 201-493-6779 internationally. The call will be webcast and the accompanying presentation will be available under the Investor Relations section of the Company’s website at www.hain.com.

About The Hain Celestial Group, Inc.
The Hain Celestial Group (Nasdaq: HAIN), headquartered in Lake Success, NY, is a leading organic and natural products company with operations in North America, Europe, Asia and the Middle East. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Clarks™, Cully & Sully®, Earth’s Best®, Ella’s Kitchen®, Frank Cooper’s®, Gale’s®, Garden of Eatin’®, Hain Pure Foods®, Hartley’s®, Health Valley®, Imagine®, Joya®, Lima®, Linda McCartney’s® (under license), MaraNatha®, Natumi®, New Covent Garden Soup Co.®, ParmCrisps®, Robertson’s®, Rose’s® (under license), Sensible Portions®, Spectrum®, Sun-Pat®, Terra®, The Greek Gods®, Thinsters®, Yorkshire Provender® and Yves Veggie Cuisine®. The Company’s personal care products are marketed under the Alba Botanica®, Avalon Organics®, JASON®, Live Clean® and Queen Helene® brands.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. The words “believe,” “expect,” “anticipate,” “may,” “should,” “plan,” “intend,” “potential,” “will” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, among other things, our beliefs or expectations relating to our future performance, results of operations and financial condition; our strategic initiatives, business strategy, supply chain, brand portfolio and product performance; the COVID-19 pandemic; the success of our pricing negotiations; current or future macroeconomic trends; and future corporate acquisitions or dispositions.

Risks and uncertainties that may cause actual results to differ materially from forward-looking statements include: challenges and uncertainty resulting from the impact of competition; challenges and uncertainty resulting from the COVID-19 pandemic; our ability to manage our supply chain effectively; disruption of operations at our manufacturing facilities; reliance on independent contract manufacturers; changes to consumer preferences; customer concentration;

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

reliance on independent distributors; the availability of organic ingredients; risks associated with our international sales and operations; risks associated with outsourcing arrangements; our ability to execute our cost reduction initiatives and related strategic initiatives; our ability to identify and complete acquisitions or divestitures and our level of success in integrating acquisitions; our reliance on independent certification for a number of our products; the reputation of our Company and our brands; our ability to use and protect trademarks; general economic conditions; input cost inflation; the United Kingdom’s exit from the European Union; cybersecurity incidents; disruptions to information technology systems; the impact of climate change; liabilities, claims or regulatory change with respect to environmental matters; potential liability if our products cause illness or physical harm; the highly regulated environment in which we operate; pending and future litigation; compliance with data privacy laws; compliance with our credit agreement; the discontinuation of LIBOR; concentration in the ownership of our common stock; our ability to issue preferred stock; the adequacy of our insurance coverage; impairments in the carrying value of goodwill or other intangible assets; and other risks and matters described in our most recent Annual Report on Form 10-K and our other filings from time to time with the U.S. Securities and Exchange Commission.

We undertake no obligation to update forward-looking statements to reflect actual results or changes in assumptions or circumstances, except as required by applicable law.

Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures, including, among others, adjusted operating income and its related margin, adjusted gross profit and its related margin, adjusted net income, adjusted earnings per diluted share, net sales adjusted for the impact of foreign exchange, acquisitions, divestitures and discontinued brands, adjusted EBITDA and its related margin and operating free cash flow. The reconciliations of these non-GAAP financial measures to the comparable GAAP financial measures are provided herein in the tables. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company’s operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company’s Consolidated Statements of Operations and Cash Flows presented in accordance with GAAP.

Certain forward-looking non-GAAP financial measures included in this press release are not reconciled to the comparable forward-looking GAAP financial measures. The Company is not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the Company is unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Such items may include litigation and related expenses, transaction costs associated with acquisitions and divestitures, productivity and transformation costs, impairments, gains or losses on sales of assets and businesses, foreign exchange movements and other items. The unavailable information could have a significant impact on the Company’s GAAP financial results.

The Company believes presenting net sales at constant currency provides useful information to investors because it provides transparency to underlying performance in the Company’s consolidated net sales by excluding the effect that foreign currency exchange rate fluctuations have on period-to-period comparability given the volatility in foreign currency exchange markets. To present this information for historical periods, current period net sales for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year, rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year. As a result, the foreign currency impact is equal to the current year results in local currencies multiplied by the change in average foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year.

The Company provides net sales adjusted for the impact of foreign currency, acquisitions, divestitures and discontinued brands to understand the growth rate of net sales excluding the impact of such items. The Company’s management believes net sales adjusted for such items is useful to investors because it enables them to better understand the growth of our business from period-to-period.

The Company defines adjusted EBITDA as net income (loss) before net interest expense, income taxes, depreciation and amortization, equity in net loss of equity-method investees, stock-based compensation, unrealized currency gains and losses, litigation and related costs, plant closure related costs, net, productivity and transformation costs, warehouse and manufacturing consolidation and other costs, costs associated with acquisitions, divestitures and other transactions, gains or losses on sales of assets and businesses, inventory write-downs, impairment of long-lived assets and other adjustments. The Company’s management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company as well as a component of performance-based executive compensation.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

The Company defines operating free cash flow as cash provided by or used in operating activities from continuing operations (a GAAP measure) less purchases of property, plant and equipment. The Company views operating free cash flow as an important measure because it is one factor in evaluating the amount of cash available for discretionary investments.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC.
Consolidated Balance Sheets
(unaudited and in thousands)

	December 31, 2021	June 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$77,202	$75,871
Accounts receivable, net	163,672	174,066
Inventories	289,239	285,410
Prepaid expenses and other current assets	45,505	39,834
Assets held for sale	3,354	1,874
Total current assets	578,972	577,055
Property, plant and equipment, net	320,047	312,777
Goodwill	956,283	871,067
Trademarks and other intangible assets, net	500,093	314,895
Investments and joint ventures	16,409	16,917
Operating lease right-of-use assets, net	91,739	92,010
Other assets	21,826	21,187
Total assets	$2,485,369	$2,205,908
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$179,808	$171,947
Accrued expenses and other current liabilities	110,030	117,957
Current portion of long-term debt	7,834	530
Total current liabilities	297,672	290,434
Long-term debt, less current portion	731,613	230,492
Deferred income taxes	82,020	42,639
Operating lease liabilities, noncurrent portion	84,219	85,929
Other noncurrent liabilities	25,989	33,531
Total liabilities	1,221,513	683,025
Total stockholders' equity	1,263,856	1,522,883
Total liabilities and stockholders' equity	$2,485,369	$2,205,908

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Operations
(unaudited and in thousands, except per share amounts)

	Second Quarter		Second Quarter Year to Date
	2022	2021	2022	2021

Net sales	$476,941	$528,418	$931,844	$1,027,045
Cost of sales	359,646	398,453	709,131	777,916
Gross profit	117,295	129,965	222,713	249,129
Selling, general and administrative expenses	80,136	84,625	154,125	164,146
Amortization of acquired intangible assets	2,049	2,193	4,144	4,626
Productivity and transformation costs	2,786	5,011	6,769	6,444
Proceeds from insurance claim	—	—	(196)	—
Long-lived asset impairment	303	25,179	303	57,676
Operating income	32,021	12,957	57,568	16,237
Interest and other financing expense, net	2,592	2,337	4,448	4,790
Other income, net	(9,070)	(1,045)	(9,858)	(2,418)
Income from continuing operations before income taxes and equity in net loss of equity-method investees	38,499	11,665	62,978	13,865
Provision for income taxes	7,145	8,438	11,687	21,400
Equity in net loss of equity-method investees	465	1,076	991	1,095
Net income (loss) from continuing operations	$30,889	$2,151	$50,300	$(8,630)
Net (loss) income from discontinued operations, net of tax	—	(11)	—	11,255
Net income	$30,889	$2,140	$50,300	$2,625

Net income (loss) per common share:
Basic net income (loss) per common share from continuing operations	$0.33	$0.02	$0.53	$(0.09)
Basic net income per common share from discontinued operations	—	—	—	0.11
Basic net income per common share	$0.33	$0.02	$0.53	$0.02

Diluted net income (loss) per common share from continuing operations	$0.33	$0.02	$0.52	$(0.09)
Diluted net income per common share from discontinued operations	—	—	—	0.11
Diluted net income per common share	$0.33	$0.02	$0.52	$0.02

Shares used in the calculation of net income (loss) per common share:
Basic	94,036	100,117	95,579	100,837
Diluted	94,808	100,562	96,123	100,837

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Cash Flows
(unaudited and in thousands)

	Second Quarter		Second Quarter Year to Date
	2022	2021	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$30,889	$2,140	$50,300	$2,625
Net (loss) income from discontinued operations, net of tax	—	(11)	—	11,255
Net income (loss) from continuing operations	30,889	2,151	50,300	(8,630)
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by operating activities from continuing operations:
Depreciation and amortization	10,903	11,193	21,758	24,954
Deferred income taxes	(1,166)	1,022	(3,271)	92
Equity in net loss of equity-method investees	465	1,076	991	1,095
Stock-based compensation	4,156	3,823	8,443	8,190
Long-lived asset impairment	303	25,179	303	57,676
Gain on sale of assets	(8,645)	—	(8,921)	—
Loss (gain) on sale of businesses	—	9	—	(611)
Other non-cash items, net	(393)	(107)	(1,486)	(1,154)
Increase (decrease) in cash attributable to changes in operating assets and liabilities:
Accounts receivable	21,813	(5,948)	12,370	(9,523)
Inventories	196	(13,550)	2,473	(58,512)
Other current assets	(6,026)	17,849	(5,126)	55,718
Other assets and liabilities	3,342	504	1,776	(1,037)
Accounts payable and accrued expenses	(25,392)	20,660	(11,579)	36,272
Net cash provided by operating activities from continuing operations	30,445	63,861	68,031	104,530
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(10,186)	(17,516)	(27,996)	(29,671)
Acquisitions of businesses, net of cash acquired	(254,569)	—	(254,569)	—
Investment in joint venture	(106)	—	(514)	(431)
Proceeds from sale of assets	10,570	—	10,734	—
Proceeds from sale of businesses, net and other	—	—	—	4,858
Net cash used in investing activities from continuing operations	(254,291)	(17,516)	(272,345)	(25,244)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under bank revolving credit facility	420,000	95,000	540,000	150,000
Repayments under bank revolving credit facility	(325,000)	(90,000)	(330,000)	(137,000)
Borrowings under term loan	300,000	—	300,000	—
Payments of other debt, net	(2,948)	(272)	(3,185)	(1,711)
Share repurchases	(89,830)	(29,684)	(266,933)	(71,736)
Employee shares withheld for taxes	(29,858)	(1,255)	(31,033)	(1,723)
Net cash provided by (used in) financing activities from continuing operations	272,364	(26,211)	208,849	(62,170)
Effect of exchange rate changes on cash from continuing operations	(278)	3,234	(3,204)	5,734
Net increase in cash and cash equivalents	48,240	23,368	1,331	22,850
Cash and cash equivalents at beginning of period	28,962	37,253	75,871	37,771
Cash and cash equivalents at end of period	$77,202	$60,621	$77,202	$60,621

Cash and cash equivalents included in the line item Assets held for sale on the Consolidated Balance Sheets as shown below, represents amounts included within held for sale accounting related to the sale of the Company's U.K. fruit business, the Orchard House Foods Limited business and associated brands.

Cash and cash equivalents	$77,202	$46,813	$77,202	$46,813
Cash and cash equivalents classified in assets held for sale	—	13,808	—	13,808
Total cash and cash equivalents shown in the Consolidated Statements of Cash Flows	$77,202	$60,621	$77,202	$60,621

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC.
Net Sales, Gross Profit and Operating Income (Loss) by Segment
(unaudited and in thousands)

	North America	International	Corporate/Other	Hain Consolidated
Net Sales
Net sales - Q2 FY22	$275,014	$201,927	$—	$476,941
Net sales - Q2 FY21	$282,612	$245,806	$—	$528,418
% change - FY22 net sales vs. FY21 net sales	(2.7)%	(17.9)%		(9.7)%

Gross Profit
Q2 FY22
Gross profit	$67,721	$49,574	$—	$117,295
Non-GAAP adjustments(1)	183	(168)	—	15
Adjusted gross profit	$67,904	$49,406	$—	$117,310
Gross margin	24.6%	24.6%		24.6%
Adjusted gross margin	24.7%	24.5%		24.6%

Q2 FY21
Gross profit	$78,285	$51,680	$—	$129,965
Non-GAAP adjustments(1)	2,233	1,675	—	3,908
Adjusted gross profit	$80,518	$53,355	$—	$133,873
Gross margin	27.7%	21.0%		24.6%
Adjusted gross margin	28.5%	21.7%		25.3%

Operating income (loss)
Q2 FY22
Operating income (loss)	$27,162	$27,368	$(22,509)	$32,021
Non-GAAP adjustments(1)	1,802	396	11,498	13,696
Adjusted operating income (loss)	$28,964	$27,764	$(11,011)	$45,717
Operating income margin	9.9%	13.6%		6.7%
Adjusted operating income margin	10.5%	13.7%		9.6%

Q2 FY21
Operating income (loss)	$32,440	$(2,741)	$(16,742)	$12,957
Non-GAAP adjustments(1)	3,003	27,800	4,320	35,123
Adjusted operating income (loss)	$35,443	$25,059	$(12,422)	$48,080
Operating income (loss) margin	11.5%	(1.1)%		2.5%
Adjusted operating income margin	12.5%	10.2%		9.1%

(1) See accompanying table "Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS"

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC.
Net Sales, Gross Profit and Operating Income (Loss) by Segment
(unaudited and in thousands)

	North America	International	Corporate/Other	Hain Consolidated
Net Sales
Net sales - Q2 FY22 YTD	$540,539	$391,305	$—	$931,844
Net sales - Q2 FY21 YTD	$563,280	$463,765	$—	$1,027,045
% change - FY22 net sales vs. FY21 net sales	(4.0)%	(15.6)%		(9.3)%

Gross Profit
Q2 FY22 YTD
Gross profit	$124,530	$98,183	$—	$222,713
Non-GAAP adjustments(1)	2,593	707	—	3,300
Adjusted gross profit	$127,123	$98,890	$—	$226,013
Gross margin	23.0%	25.1%		23.9%
Adjusted gross margin	23.5%	25.3%		24.3%

Q2 FY21 YTD
Gross profit	$153,300	$95,829	$—	$249,129
Non-GAAP adjustments(1)	3,166	1,915	—	5,081
Adjusted gross profit	$156,466	$97,744	$—	$254,210
Gross margin	27.2%	20.7%		24.3%
Adjusted gross margin	27.8%	21.1%		24.8%

Operating income (loss)
Q2 FY22 YTD
Operating income (loss)	$44,004	$51,437	$(37,873)	$57,568
Non-GAAP adjustments(1)	5,497	1,572	15,424	22,493
Adjusted operating income (loss)	$49,501	$53,009	$(22,449)	$80,061
Operating income margin	8.1%	13.1%		6.2%
Adjusted operating income margin	9.2%	13.5%		8.6%

Q2 FY21 YTD
Operating income (loss)	$65,696	$(18,630)	$(30,829)	$16,237
Non-GAAP adjustments(1)	4,491	60,994	5,125	70,610
Adjusted operating income (loss)	$70,187	$42,364	$(25,704)	$86,847
Operating income (loss) margin	11.7%	(4.0)%		1.6%
Adjusted operating income margin	12.5%	9.1%		8.5%

(1) See accompanying table "Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS"

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC.
Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS
(unaudited and in thousands, except per share amounts)

	Second Quarter
	2022 GAAP	Adjustments	2022 Adjusted	2021 GAAP	Adjustments	2021 Adjusted
Net sales	$476,941	$—	$476,941	$528,418	$—	$528,418
Cost of sales	359,646	(15)	359,631	398,453	(3,908)	394,545
Gross profit	117,295	15	117,310	129,965	3,908	133,873
Operating expenses(a)	82,488	(10,895)	71,593	111,997	(26,204)	85,793
Productivity and transformation costs	2,786	(2,786)	—	5,011	(5,011)	—
Operating income	32,021	13,696	45,717	12,957	35,123	48,080
Interest and other (income) expense, net(b)	(6,478)	9,136	2,658	1,292	(234)	1,058
Provision for income taxes	7,145	1,110	8,255	8,438	2,827	11,265
Net income from continuing operations	30,889	3,450	34,339	2,151	32,530	34,681
Net (loss) income from discontinued operations, net of tax	—	—	—	(11)	11	—
Net income	30,889	3,450	34,339	2,140	32,541	34,681

Diluted net income per common share from continuing operations	0.33	0.03	0.36	0.02	0.32	0.34
Diluted net income per common share from discontinued operations	—	—	—	—	—	—
Diluted net income per common share	0.33	0.03	0.36	0.02	0.32	0.34

(a)Operating expenses include amortization of acquired intangibles, selling, general and administrative expenses and long-lived asset impairment.
(b)Interest and other (income) expense, net includes interest and other financing expenses, net, unrealized currency (gains) losses, (gain) loss on sale of assets and businesses and other expense, net.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC.
Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS
(unaudited and in thousands)

Detail of Adjustments:
	Q2 FY22	Q2 FY21
Inventory write-down	$(46)	$107
Plant closure related costs, net	(188)	476
Warehouse/manufacturing consolidation and other costs	249	3,325
Cost of sales	15	3,908

Gross profit	15	3,908

Transaction costs, net	8,963	1,005
Litigation expenses	1,624	—
Long-lived asset impairment	303	25,179
Plant closure related costs, net	5	20
Operating expenses(a)	10,895	26,204

Productivity and transformation costs	2,786	5,011
Productivity and transformation costs	2,786	5,011

Operating income	13,696	35,123

Gain on sale of assets	(8,656)	—
Loss on sale of businesses	—	9
Unrealized currency (gains) losses	(480)	225
Interest and other (income) expense, net(b)	(9,136)	234

Income tax related adjustments	(1,110)	(2,827)
Provision for income taxes	(1,110)	(2,827)

Net income from continuing operations	$3,450	$32,530

(a)Operating expenses include amortization of acquired intangibles, selling, general and administrative expenses and long-lived asset impairment.
(b)Interest and other (income) expense, net includes interest and other financing expenses, net, unrealized currency (gains) losses, (gain) loss on sale of assets and businesses and other expense, net.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC.
Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS
(unaudited and in thousands, except per share amounts)

	Second Quarter Year to Date
	2022 GAAP	Adjustments	2022 Adjusted	2021 GAAP	Adjustments	2021 Adjusted
Net sales	$931,844	$—	$931,844	$1,027,045	$—	$1,027,045
Cost of sales	709,131	(3,300)	705,831	777,916	(5,081)	772,835
Gross profit	222,713	3,300	226,013	249,129	5,081	254,210
Operating expenses(a)	158,572	(12,620)	145,952	226,448	(59,085)	167,363
Productivity and transformation costs	6,769	(6,769)	—	6,444	(6,444)	—
Proceeds from insurance claim	(196)	196	—	—	—	—
Operating income	57,568	22,493	80,061	16,237	70,610	86,847
Interest and other (income) expense, net(b)	(5,410)	10,605	5,195	2,372	1,588	3,960
Provision (benefit) for income taxes	11,687	4,020	15,707	21,400	(1,735)	19,665
Net income (loss) from continuing operations	50,300	7,868	58,168	(8,630)	70,757	62,127
Net income (loss) from discontinued operations, net of tax	—	—	—	11,255	(11,255)	—
Net income	50,300	7,868	58,168	2,625	59,502	62,127

Diluted net income (loss) per common share from continuing operations	0.52	0.09	0.61	(0.09)	0.71	0.62
Diluted net income (loss) per common share from discontinued operations	—	—	—	0.11	(0.11)	—
Diluted net income per common share	0.52	0.09	0.61	0.02	0.60	0.62

(a)Operating expenses include amortization of acquired intangibles, selling, general and administrative expenses and long-lived asset impairment.
(b)Interest and other (income) expense, net includes interest and other financing expenses, net, unrealized currency (gains) losses, (gain) loss on sale of assets and businesses and other expense, net.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC.
Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS
(unaudited and in thousands)

Detail of Adjustments:
	Q2 FY22 YTD	Q2 FY21 YTD
Inventory write-down	$(46)	$311
Plant closure related costs, net	808	1,055
Warehouse/manufacturing consolidation and other costs	2,538	3,715
Cost of sales	3,300	5,081

Gross profit	3,300	5,081

Transaction costs, net	8,732	1,374
Litigation expenses	3,580	—
Long-lived asset impairment	303	57,676
Plant closure related costs, net	5	35
Operating expenses(a)	12,620	59,085

Productivity and transformation costs	6,769	6,444
Productivity and transformation costs	6,769	6,444

Proceeds from insurance claim	(196)	—
Proceeds from insurance claim	(196)	—

Operating income	22,493	70,610

Gain on sale of assets	(9,102)	—
Gain on sale of businesses	—	(611)
Unrealized currency gains	(1,503)	(977)
Interest and other (income) expense, net(b)	(10,605)	(1,588)

Income tax related adjustments	(4,020)	1,735
Provision (benefit) for income taxes	(4,020)	1,735

Net income from continuing operations	$7,868	$70,757

(a)Operating expenses include amortization of acquired intangibles, selling, general and administrative expenses and long-lived asset impairment.
(b)Interest and other (income) expense, net includes interest and other financing expenses, net, unrealized currency (gains) losses, (gain) loss on sale of assets and businesses and other expense, net.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC.
Adjusted Net Sales Growth
(unaudited and in thousands)

Q2 FY22	North America	International	Hain Consolidated
Net sales	$275,014	$201,927	$476,941
Acquisitions, divestitures and discontinued brands	(349)	—	(349)
Impact of foreign currency exchange	(1,008)	(99)	(1,107)
Net sales on a constant currency basis adjusted for acquisitions, divestitures and discontinued brands	$273,657	$201,828	$475,485

Q2 FY21
Net sales	$282,612	$245,806	$528,418
Divestitures and discontinued brands	(10,353)	(31,657)	(42,010)
Net sales adjusted for divestitures and discontinued brands	$272,259	$214,149	$486,408

Net sales decline	(2.7)%	(17.9)%	(9.7)%
Impact of acquisitions, divestitures and discontinued brands	3.6%	12.1%	7.7%
Impact of foreign currency exchange	(0.4)%	0.0%	(0.2)%
Net sales growth (decline) on a constant currency basis adjusted for acquisitions, divestitures and discontinued brands	0.5%	(5.8)%	(2.2)%

Q2 FY22 YTD	North America	International	Hain Consolidated
Net sales	$540,539	$391,305	$931,844
Acquisitions, divestitures and discontinued brands	(527)	—	(527)
Impact of foreign currency exchange	(2,727)	(8,368)	(11,095)
Net sales on a constant currency basis adjusted for acquisitions, divestitures and discontinued brands	$537,285	$382,937	$920,222

Q2 FY21 YTD
Net sales	$563,280	$463,765	$1,027,045
Divestitures and discontinued brands	(23,974)	(71,287)	(95,261)
Net sales adjusted for divestitures and discontinued brands	$539,306	$392,478	$931,784

Net sales decline	(4.0)%	(15.6)%	(9.3)%
Impact of acquisitions, divestitures and discontinued brands	4.1%	15.0%	9.1%
Impact of foreign currency exchange	(0.5)%	(1.8)%	(1.1)%
Net sales decline on a constant currency basis adjusted for acquisitions, divestitures and discontinued brands	(0.4)%	(2.4)%	(1.3)%

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC.
Adjusted EBITDA
(unaudited and in thousands)

	Second Quarter		Second Quarter Year to Date
	2022	2021	2022	2021

Net income	$30,889	$2,140	$50,300	$2,625
Net (loss) income from discontinued operations, net of tax	—	(11)	—	11,255
Net income (loss) from continuing operations	$30,889	$2,151	$50,300	$(8,630)

Depreciation and amortization	10,903	11,193	21,758	24,954
Equity in net loss of equity-method investees	465	1,076	991	1,095
Interest expense, net	1,685	1,300	2,831	3,454
Provision for income taxes	7,145	8,438	11,687	21,400
Stock-based compensation	4,156	3,823	8,443	8,190
Unrealized currency (gains) losses	(480)	225	(1,503)	(977)
Litigation and related costs
Litigation expenses	1,624	—	3,580	—
Proceeds from insurance claim	—	—	(196)	—
Restructuring activities
Plant closure related costs, net	(183)	2	813	(4)
Productivity and transformation costs	2,247	4,358	5,451	5,139
Warehouse/manufacturing consolidation and other costs	249	3,325	2,538	3,715
Acquisitions, divestitures and other
Transaction costs, net	8,963	1,005	8,732	1,374
Gain on sale of assets	(8,656)	—	(9,102)	—
Loss (gain) on sale of businesses	—	9	—	(611)
Impairment charges
Inventory write-down	(46)	107	(46)	311
Long-lived asset impairment	303	25,179	303	57,676
Adjusted EBITDA	$59,264	$62,191	$106,580	$117,086

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC.
Adjusted EBITDA and Adjusted EBITDA Margin by Segment
(unaudited and in thousands)

Q2 FY22	North America	International	Corporate/Other	Hain Consolidated
Operating income (loss)	$27,162	$27,368	$(22,509)	$32,021
Depreciation and amortization	3,654	6,295	954	10,903
Stock-based compensation	778	346	3,032	4,156
Transaction costs, net	43	—	8,920	8,963
Litigation expenses	—	—	1,624	1,624
Plant closure related costs, net	122	(305)	—	(183)
Productivity and transformation costs	1,577	255	415	2,247
Warehouse/manufacturing consolidation and other costs	106	143	—	249
Inventory write-down	(46)	—	—	(46)
Long-lived asset impairment	—	303	—	303
Other	(59)	(106)	(808)	(973)
Adjusted EBITDA	$33,337	$34,299	$(8,372)	$59,264

Net sales	$275,014	$201,927		$476,941
Adjusted EBITDA margin	12.1%	17.0%		12.4%

Q2 FY21	North America	International	Corporate/Other	Hain Consolidated
Operating income (loss)	$32,440	$(2,741)	$(16,742)	$12,957
Depreciation and amortization	4,117	6,418	658	11,193
Stock-based compensation	855	369	2,599	3,823
Transaction costs, net	(21)	18	1,008	1,005
Plant closure related costs, net	29	(27)	—	2
Productivity and transformation costs	772	2,511	1,075	4,358
Warehouse/manufacturing consolidation and other costs	1,622	1,703	—	3,325
Inventory write-down	107	—	—	107
Long-lived asset impairment	—	23,596	1,583	25,179
Other	(321)	326	237	242
Adjusted EBITDA	$39,600	$32,173	$(9,582)	$62,191

Net sales	$282,612	$245,806		$528,418
Adjusted EBITDA margin	14.0%	13.1%		11.8%

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC.
Adjusted EBITDA and Adjusted EBITDA Margin by Segment
(unaudited and in thousands)

Q2 FY22 YTD	North America	International	Corporate/Other	Hain Consolidated
Operating income (loss)	$44,004	$51,437	$(37,873)	$57,568
Depreciation and amortization	7,396	12,705	1,657	21,758
Stock-based compensation	1,414	1,067	5,962	8,443
Transaction costs, net	(298)	—	9,030	8,732
Litigation expenses	—	—	3,580	3,580
Proceeds from insurance claim	—	—	(196)	(196)
Plant closure related costs, net	1,118	(305)	—	813
Productivity and transformation costs	3,202	554	1,695	5,451
Warehouse/manufacturing consolidation and other costs	1,519	1,019	—	2,538
Inventory write-down	(46)	—	—	(46)
Long-lived asset impairment	—	303	—	303
Other	(870)	(47)	(1,447)	(2,364)
Adjusted EBITDA	$57,439	$66,733	$(17,592)	$106,580

Net sales	$540,539	$391,305		$931,844
Adjusted EBITDA margin	10.6%	17.1%		11.4%

Q2 FY21 YTD	North America	International	Corporate/Other	Hain Consolidated
Operating income (loss)	$65,696	$(18,630)	$(30,829)	$16,237
Depreciation and amortization	8,262	15,281	1,411	24,954
Stock-based compensation	1,719	1,044	5,427	8,190
Transaction costs, net	(72)	86	1,360	1,374
Plant closure related costs, net	(28)	24	—	(4)
Productivity and transformation costs	1,377	2,888	874	5,139
Warehouse/manufacturing consolidation and other costs	1,822	1,893	—	3,715
Inventory write-down	311	—	—	311
Long-lived asset impairment	(11)	56,104	1,583	57,676
Other	(354)	188	(340)	(506)
Adjusted EBITDA	$78,722	$58,878	$(20,514)	$117,086

Net sales	$563,280	$463,765		$1,027,045
Adjusted EBITDA margin	14.0%	12.7%		11.4%

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC.
Operating Free Cash Flow
(unaudited and in thousands)

	Second Quarter		Second Quarter Year to Date
	2022	2021	2022	2021

Net cash provided by operating activities from continuing operations	$30,445	$63,861	$68,031	$104,530
Purchases of property, plant and equipment	(10,186)	(17,516)	(27,996)	(29,671)
Operating free cash flow from continuing operations	$20,259	$46,345	$40,035	$74,859

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com